Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

February 23, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: START SCIENTIFIC INC.

Commission File No. 5812

We have read the statements that START SCIENTIFIC, INC., included under Item 4.01 of the Form 8-K report dated February 23, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111 P 801-328-2727 F 801-328-1123